Exhibit 10.5

AGREEMENT OF PURCHASE AND SALE (with Escrow Instructions) AND

LEASEBACK

This AGREEMENT OF PURCHASE AND SALE (with Escrow Instructions) and LEASEBACK (“Agreement”) is made this 6th day of                      May, 2004, by and between The Price Group, LLC, a California limited liability company (referred to herein as “Purchaser”) and PriceSmart, Inc., a Delaware corporation, as agent for and on behalf of its wholly-owned (through a subsidiary company) subsidiary Inmobiliaria PriceSmart, S.A., a Dominican Republic company (referred to herein as “Seller”).

Recitals

A)	Seller is the sole fee owner of the Real Property referred to in section 1.03(A) herein.

B)	Seller leases an approximately fifty five thousand (55,000) square foot building (the “Main Building”) which is part of the Real Property to PriceSmart Dominicana S.A. (the “Major Tenant”) pursuant to a written lease agreement (the “Major Tenant Lease”) dated January 1, 2001

C)	Seller leases premises, which is part of the Real Property, to Payless ShoeSource De La Republica Dominicana, S.A. (the “Tenant”) pursuant to a written lease agreement (the “Lease”).

D)	Major Tenant subleases portions of the Main Building premises to Optica Devlin, Promerica, C. por A and Farmacia Santa Maria pursuant to written sublease agreements (the “Subleases”).

ARTICLE I

TERMS OF SALE

1.01	Definitions.

The following terms are used in this Agreement.

A) “Closing” shall mean the date that a “Deed” is recorded transferring title to the “Property” from the Seller to the Purchaser and the balance of the Purchase Price is paid to the Seller.

B) “Closing Date” shall mean the date the Closing occurs.

C) “Deed” shall mean a document reasonably acceptable to Purchaser that effectively transfers title to the Real Property from Seller to Purchaser.

D) “Effective Date” is the date of this Agreement.

E) “Escrow Agent” shall mean:

       Stewart Title Guaranty Company

F) “Escrow Deposit” shall mean amounts deposited by the Purchaser with the Escrow Agent, plus all interest accumulated thereon.

G) “Hazardous Materials” is defined in Section 5.01(A)(7).

H) “Improvements” is defined in Section 1.03(A)(2).

I) “Land” is defined in Section 1.03(A)(1).

J) “Law” shall mean any federal, state or municipal statute regulation or ordinance which has jurisdiction over the Real Property.

K) “Lease” shall mean the lease to the Tenant referred to in recital paragraph (C).

L) “Main Building” is defined in recital paragraph (B).

M) “Major Tenant Lease” is defined in recital paragraph (B).

N) “Monetary Liens” are defined in Section 1.06(A).

O) “New Lease” is defined in section 3.01(B).

P) “Personal Property” is defined in Section 1.03(B).

Q) “Real Property” is defined in Section 1.03(A).

R) “Subject Property” is defined in Section 1.03.

S) “Subleases” is defined in recital paragraph (D).

T) “Tenant” shall mean the Tenant under the Lease.

U) “Title Commitment” is defined in Section 1.07.

V) “Title Company” shall mean Stewart Title Guaranty Company.

W) “Title Documents” is defined in Section 1.07.

X) “Title Insurance Policy” shall mean an ALTA Owner’s Title Policy (10/17/92) with extended coverage, or the equivalent thereof (as may be applicable for the Real Property).

1.02	Agreement of Sale and Purchase.

Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, in fee simple, under the terms and subject to the conditions hereinafter set forth, all of the Seller’s right, title, and interest in and to the Subject Property.

1.03	Description of Property.

The “Subject Property” consists of:

A) “Real Property” comprised of:

1) land (the “Land”) located in the Municipality of Santiago, the Dominican Republic legally described on Exhibit A attached hereto and shown on the Site Plan attached hereto as Exhibit B; and all right title and interest of Seller in and to all strips, gorges and land lying in the bed of any street road or alley, open or proposed, adjoining the Land and all improvements, appurtenances, rights, privileges and easements, benefiting, belonging or pertaining to the Land.

2) all buildings and other improvements located on the Land (other than trade fixtures and other personal property belonging to Tenants) (collectively, the “Improvements”).

B) all fixtures attached to buildings owned by Seller (the “Personal Property”);

C) the Lease which presently encumbers the Real Property (the “Lease”);

D) the following personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Land or Improvements: the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees and indemnities; pending permit or approval applications, permits, approvals and licenses (to the extent assignable) if any, and books and records relating to the Land and Improvements (the “Intangible Personal Property”).

1.04	Purchase Price.

A) The total purchase price (the “Purchase Price”) for the Subject Property is Five Million Six Hundred Twenty Five Thousand U.S. Dollars (U.S. $5,625,000), subject to paragraph 1.04(B) herein below.

B) The total Purchase Price shall be adjusted to equal the fair market value of the Subject Property, as determined within 45 days after the Effective Date by a, qualified and independent appraiser mutually acceptable to both Seller and Purchaser. Purchaser and Seller shall in good faith endeavor to agree, within 20 days after the Effective Date, upon the identity of the aforementioned appraiser.

C) Notwithstanding anything in this Agreement to the contrary, within ten (10) days after the receipt by Seller of the subject appraisal report Seller may at its option terminate this Agreement by giving notice thereof to Purchaser; and within ten (10) days after the receipt by Purchaser of the subject appraisal report Purchaser may at its option terminate this Agreement by giving notice thereof to Seller.

D) In the event Purchaser and Seller are unable to so agree upon the identity of the appraiser, or in the event Seller so terminates this Agreement pursuant to section 1.04(C), or in the event Purchaser so terminates this Agreement pursuant to section 1.04(C), then

Seller shall return to Purchaser the Initial Payment plus interest (as set forth in Section 1.05 herein), Purchaser shall promptly repair any damage it may have caused to the Real Property (as set forth in Section 1.13 herein), and the parties shall otherwise have no further obligations arising under or related to this Agreement.

1.05	Payment of Purchase Price.

The total Purchase Price for the Subject Property shall be paid by Purchaser as follows:

A) 1) An initial payment (the “Initial Payment”) of Five Million Dollars (US $5,000,000) payable by wired funds to Seller. Such initial payment will be wired to Seller within three (3) business days after the Effective Date. In the event that the Closing does not occur for any reason within one hundred twenty (120) days after the Effective Date, Purchaser shall have the option to terminate this Agreement by giving written notice of termination to Seller.

2) In the event this Agreement is terminated for any reason whatsoever, the Initial Payment shall be returned by wire transfer from Seller to Purchaser together with interest on the Initial Payment at the rate of eight percent (8%) per annum computed from the date the Seller receives the Initial Payment until the date the Purchaser receives the refund of the Initial Payment from Seller and the Escrow Deposit shall be returned by the Escrow Agent to Purchaser.

B) The balance of the Purchase Price after credits and adjustments, as provided herein, shall be paid by wire transfer to the Escrow Agent prior to Closing.

1.06	Title.

A) At Closing, Seller shall deliver through escrow the Deed, conveying to the Purchaser (or its nominee) title to the Real Property in fee simple, free of all mortgages, deeds of trust, mechanic’s liens and other monetary liens and encumbrances (referred to herein collectively as “Monetary Liens”), but subject to:

(i) current real estate taxes and assessments, which are a lien not yet delinquent;

(ii) recorded covenants, conditions, restrictions and easements, subject to Purchaser’s approval of such title exceptions as provided in Section 2.01(A).

B) Except for Monetary Liens, the Seller shall have no obligation to remove any title exceptions of record which exist on the Effective Date.

C) Unless and until this Agreement is terminated, Seller shall not cause or permit any liens, covenants, conditions, restrictions, easements or any other matter to encumber the title to the Real Property by record or otherwise, except for real estate taxes and assessments which are not delinquent.

1.07	Title Commitment - Survey.

A) Seller shall, at its expense, order a title commitment (the “Title Commitment”) with respect to the Real Property, with complete and legible copies of all exception instruments referred to therein (referred to collectively as “Title Documents”) within three (3) business days after the Effective Date and cause a copy of same to be delivered to Purchaser.

B) Seller shall deliver to Purchaser, within fifteen (15) days after the Effective Date, any survey of the Real Property in Seller’s possession as of the Effective Date.(the “Survey”). Seller shall, at its cost and expense, use good faith efforts to cause the Survey to be updated (or a new Survey to be prepared) and delivered to Purchaser and the title company prior to the Closing Date, with said updated or new Survey:

1) Setting forth an accurate description of the Real Property and locate all of the then Improvements;

2) Locating all the exceptions disclosed in the Title Commitment (setting forth the book and page or document number of the recorded instruments creating the same), alleys, streets and roads;

3) Showing any encroachments upon or by the Real Property;

4) Containing a surveyor’s certification in favor of Purchaser and the title company and which shall allow the title company to delete or amend any survey exception to be contained in Purchaser’s title policy;

5) Showing all dedicated public streets providing access to the Real Property and the municipal address of the Improvements;

6) Being prepared in conformity with minimum standard detail requirements for land title surveys of the American Land Title Association and the American Congress on Surveying and Mapping; and

7) Addressing ALTA/ACSM Table A optional items numbers 1, 2, 3, 6, 7(a), 7(b)(1), 8, 9 and 11.

1.08	Possession.

On Closing, Seller shall convey and deliver the Real Property to Purchaser , free of all leases, tenancies, and occupancies, other than the Lease, and the Subleases (subject to Purchaser’s right of approval thereof as provided in Section 2.01(C)). Furthermore upon Closing the New Lease will become effective as provided in section 3.01(B).

1.09	Separate Legal Parcel.

On Closing, Seller shall convey and deliver the Real Property to the Purchaser as a separate legal parcel or parcels in full compliance with any local subdivision laws applicable to the Real Property.

1.10	Violations.

In the event that prior to Closing, Seller becomes aware of Hazardous Materials on the Real Property or any other matter affecting the Real Property which violates any applicable Law, Seller shall within forty-eight (48) hours, but in no event, later than the time of Closing, give Purchaser written notice of such matter.

1.11	Eminent Domain.

In the event that prior to Closing proceedings in eminent domain are contemplated, threatened or instituted by any governmental agency, Seller shall give Purchaser written notice of same within forty-eight (48) hours after Seller becomes aware of same, but no later than the time of Closing.

1.12	Condition of Real Property.

At the time of Closing, Seller shall convey and deliver the Real Property to the Purchaser in its present condition as of the Effective Date normal wear and tear excepted; provided, however, that the Seller, at its sole expense shall take all action necessary so that the heating, ventilation, air condition, plumbing and electrical systems shall be in good working order and the Real Property shall not be in violation of any Law.

1.13 Right of Entry.

Until Closing or termination of this Agreement, whichever occurs first, Purchaser and its agents and designees shall have the right to enter upon the Real Property at any time and from time to time to perform any and all test and studies Purchaser reasonably deems appropriate, including, but not limited to, soils tests; provided, however, that: (i) a minimum of 48 hours advance notice of such entry is given by Purchaser to Seller; and (ii) Purchaser exercises best efforts to minimize any disruption to the occupants of the Subject Property and to the business conducted thereon. Purchaser hereby agrees to indemnify, defend, and hold Seller completely harmless against any loss, damage, liability, or expense, including reasonable attorneys’ fees, arising out of the negligent acts or omissions, or intentionally wrongful acts of the Purchaser or its agents or independent contractors under this Section, or in enforcing this indemnity. If Purchaser does not acquire the Real Property, Purchaser agrees to promptly repair any damage it causes to the Real Property.

1.14	Delivery of Documents.

Within ten (10) business days after the Effective Date, Seller shall deliver to Purchaser copies of the following documents and materials pertaining to the Subject Property:

A) Leases. The Lease (including all amendments thereto) and guarantees of the Lease and all Subleases (including all amendments thereto).

B) Building Plans. A complete set of building plans, including “as builts” for Improvements if in the possession of the Seller or its agents;

C) Rent Roll. A schedule (“Rent Roll”) prepared and represented and warranted as correct by Seller as of the first day of the month in which this Agreement is executed, which shall reflect:

1) the name of each of the Tenant under the Lease;

2) the amount of any security deposits and/or prepaid rent received and held by Seller from the Tenant, the amount of rent and reimbursable expenses payable by the Tenant, and delinquencies, if any; and

3) the approximate total of square footage occupied by the Tenant.

D) Tax Statements. The most recent real property tax bills for the Real Property;

E) Schedule of Expenses. A schedule reflecting any and all expenses for the ownership, operation, maintenance and repair of the Real Property for calendar years 2002 and 2003 and for the period January 1, 2004 to March 31, 2004 which schedule shall include, without limitation, the following:

1) annual insurance premiums for all forms of coverage;

2) real property taxes and assessments;

3) utility charges, management fees, maintenance and repair costs; and

4) any and all other costs and expenses incurred in connection with the ownership, operation, maintenance and repair of the Real Property.

F) Soils and Engineering Reports. All environmental reports, soils reports and engineering reports pertaining to the Property or any portion thereof in the possession of the Seller or its agents; and

G) Maps. Any and all tentative, parcel and/or final maps, certificates of occupancy or any other governmentally approved or processed documents relative to the subdivision or occupancy of the Real Property (“Maps”), if in the possession of the Seller or its agents.

1.15	Future Leases.

After the Effective Date, unless and until this Agreement terminates, Seller will not: (i) enter into any new leases or options to lease with respect to the Real Property; (ii) negotiate extensions or modifications of any Leases with respect to the Real Property; (iii) accept a voluntary cancellation of any Lease; or (iv) consent to any assignment of a Lease by the Tenant. The foregoing shall not preclude Seller from entering into leases or licenses to use portions of the Real Property on the following terms: (a) the terms of such extension, lease or license, including any option to extend the term, shall expire one day prior to the Closing; and (b) Seller shall be responsible, at Seller’s sole cost, to remove any such lessee or licensee from the Real Property at conclusion of the term of such extension, lease or license, unless Purchaser agrees in writing to the contrary.

1.16	Operation of Property Prior to Closing.

Prior to the Closing, Seller shall maintain and operate the Real Property as follows:

A) Seller, at its sole cost and expense, shall provide or cause to be provided all such services with respect to the Lease that are required to be provided by the Landlord under the Lease.

B) Seller will not make or permit to be made any material alteration to the Real Property or remove any material Personal Property therefrom (unless the Personal Property so removed is simultaneously replaced with new Personal Property of similar quality and utility).

C) Seller, at its sole cost and expense, will maintain and keep the Real Property in the same condition and repair as exists on the date of this Agreement, reasonable wear and tear excepted.

D) Seller shall not commit any act or omission which would cause any of the representations or warranties of Seller contained herein, to become inaccurate or any of the covenants of Seller herein to be breached.

E) Seller shall not amend, terminate, grant concessions, or enter into any contract that would be an obligation affecting the Property or be binding on Purchaser after Closing.

ARTICLE II

CONDITIONS OF SALE

2.01	Purchaser’s Initial Conditions.

Purchaser’s obligation to purchase the Subject Property is subject to all of the following conditions being either approved or waived by the Purchaser; any approvals, disapprovals or waivers being made at Purchaser’s option, in its sole, absolute and unrestricted discretion:

A) Title Conditions. Purchaser’s obligation to purchase the Subject Property is subject to Purchaser approving (or waiving) all title exceptions (other than printed general exceptions) in the Title Commitment obtained by Purchaser (referred to as “Title Matters”) within thirty (30) days after the later of the receipt of all Title Documents and the Survey by Purchaser (the “Title Period”). If Purchaser does not notify Seller of its approval or disapproval of the Title Matters within the Title Period, this condition shall be deemed not satisfied, in which case this Agreement shall be deemed terminated. If within the Title Period Purchaser notifies Seller of objections to one or more title exceptions (referred to herein as “Objected Exceptions”) Seller may, within thirty (30) days thereafter (“Cure Period”) at its option, eliminate some or all of Objected Exceptions as title defects and give written notice to Purchaser of those Objected Exceptions which have been eliminated. In the event Seller fails to eliminate all objected Exceptions and give Purchaser notice of the elimination of the Objected Exceptions and gives Purchaser notice that one or more objected Exceptions will not be eliminated (the “Defect Notice”), then this Agreement shall be deemed terminated unless within five (5) days after the Cure Period or receipt of the Defect Notice by Purchaser, whichever is earlier, Purchaser waives objection to those Objected Exceptions which Seller fails to eliminate. Notwithstanding anything herein to the contrary, Seller shall cure all Monetary Liens prior to Closing.

B) Physical Condition. Purchaser’s obligation to purchase the Subject Property is conditioned upon Purchaser approving (or waiving) the physical condition of the Property (including, but not limited to environmental matters). If Purchaser does not notify Seller of its approval or waiver of the physical condition, or notifies Seller of its disapproval within sixty (60) days after the Effective Date, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

C) Lease Approvals. Purchaser’s obligation to purchase the Subject Property is conditioned upon Purchaser approving the Lease and the Subleases, including, but not limited to all terms and conditions thereof. If Purchaser does not notify Seller of its approval of the Lease and Subleases or notifies Seller of disapproval within sixty (60) days after the Effective Date, this condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

D) Miscellaneous. Purchaser’s obligation to purchase the Subject Property is conditioned upon the Purchaser being satisfied with respect to all other matters pertaining to the Subject Property, including, but not limited to, all documents delivered by Seller to Purchaser pertaining to the Subject Property, zoning and economics of owning and operating the Property (the “Miscellaneous Conditions”). If Purchaser does not notify Seller of its approval or waiver of the Miscellaneous Condition or notifies Seller of its disapproval within sixty (60) days after the Effective Date, such condition shall be deemed not satisfied and this Agreement shall be deemed terminated.

2.02	Purchaser’s Closing Conditions.

Purchaser’s obligation to purchase the Subject Property is subject to the following conditions being satisfied at the Closing, each of which is for the benefit of Purchaser and any or all of which may be waived by Purchaser:

A) the Seller is not in breach of any covenants, warranties, or representations under this Agreement;

B) the Seller has not given Purchaser a Change Notice referred to in Section 5.01 (B);

C) at Closing, the Title Company is ready, willing, and able to issue The Title Insurance Policy, in the amount of the Purchase Price insuring that fee title to the Real Property is vested in the Purchaser (or its nominee) in such condition as provided in Section 1.06(A); with the printed general exceptions of Schedule B being deleted and containing the following endorsements:

(i) An endorsement regarding creditors rights in a form acceptable to Purchaser;

(ii) An endorsement equivalent to CLTA Form 100 (modified for an owner);

(iii) An endorsement equivalent to CLTA Form 116 and 116.1;

(iv) An endorsement equivalent to CLTA Form 103.7 (referring to access to public street);

(v) An endorsement equivalent to CLTA Form 116.4 (referred to contiguous parcels);

(vi) An endorsement equivalent to CLTA Form 101.4 (regarding mechanics liens) for work-in-progress;

D) there are no toxic or hazardous waste materials or contaminants on the Property or any other matter affecting the Property in violation of any applicable Law;

E) Purchaser and the tenant referred to in section 3.01(B) have negotiated and entered into a written lease agreement as provided in section 3.01(B), at least ten (10) days prior to Closing.

2.03	Seller’s Conditions

Seller’s obligation to sell the Subject Property is subject to the following conditions being satisfied at the Closing, each of which is for the benefit of Seller and any or all of which may be waived by Seller:

A) As of the Closing the Purchaser is not in breach of any covenants, warranties, or representations under this Agreement;

B) Within fifteen (15) days after the receipt by Seller of the appraisal report referenced in Section 1.04 herein the Boards of Directors of PriceSmart, Inc. and Inmobilaria PriceSmart, S.A. and/or an authorized Committee of such Boards, have approved the final terms and conditions of the sale to Purchaser of the Subject Property under this Agreement.

2.04	No Waiver of Representations and Warranties.

A) Purchaser’s waiver or approval of any conditions under Section 2.01 or 2.02 shall not alter or diminish Seller’s representations and warranties herein, and Purchaser is nevertheless relying on Seller’s representations and warranties contained herein, unless such representation or warranty is specifically waived in a written instrument executed by Purchaser.

B)_ Seller’s waiver or approval of any conditions under Section 2.03 shall not alter or diminish Purchaser’s representations and warranties herein, and Seller is nevertheless relying on Purchaser’s representations and warranties contained herein, unless such representation or warranty is specifically waived in a written instrument executed by Seller.

2.05	Consideration - Satisfaction of Conditions.

In consideration of giving Purchaser the option to (a) approve or waive, or (b) disapprove the conditions set forth in Section 2.01 and Section 2.02, Purchaser shall pay to Seller the sum of One Hundred Dollars ($100.00). Such sum shall be paid upon Closing and credited against the Purchase Price if this transaction closes. If this transaction does not close, such sum shall be paid to Seller from the Escrow Deposit upon termination of the escrow.

ARTICLE III

LEASEBACK

3.01	New Lease Main Building.

A) At least ten (10) days prior to Closing, Seller shall cause an agreement to be entered into between Seller and PriceSmart Dominicana S.A. which agreement shall provide that the Major Tenant Lease shall terminate effective upon the Closing herein.

B) At least ten (10) days prior to Closing, Purchaser, as landlord, shall enter into a lease agreement with Inmobiliaria PriceSmart, S.A. as tenant (or alternatively with PriceSmart Dominicana, S.A., a Dominican Republic company, as tenant (which is a wholly owned subsidiary through a subsidiary company of PriceSmart, Inc.)). Such lease shall be a lease of the Main Building which lease would become effective if and when the Closing occurs. The provisions of such lease (the “New Lease”) shall include the terms outlined on Exhibit E attached hereto. Purchaser and Seller acknowledge that said Exhibit does not contain all the material terms and conditions to be set forth in the New Lease and all such terms and conditions must be negotiated and agreed to by Purchaser and the tenant of such lease. In the event that such parties are unable to agree and enter into a lease agreement at least ten (10) days prior to Closing, either Purchaser or Seller may terminate this Agreement by giving written notice of termination to the other party. Seller shall cause PriceSmart Inc., to guarantee the New Lease at the time it is executed, in the form of a Guaranty of Lease, attached hereto as Exhibit G.

C) Seller shall cause the subleases to be assigned effective on the Closing by PriceSmart Domincana as sublessor to Inmobiliaria PriceSmart S.A. as sublessor in the event Inmobiliaria PriceSmart S.A. in fact becomes the tenant under the New Lease.

ARTICLE IV

ESCROW - CLOSING MATTERS

4.01	Escrow Holder.

This Agreement constitutes joint escrow instructions to the Escrow Agent, instructing it to consummate this sale upon the terms and conditions set forth in this Agreement.

4.02	Opening of Escrow.

Within thirty (30) business days after the Effective Date, Seller and Purchaser shall open an escrow with Escrow Agent and shall deposit with Escrow Agent a fully executed counterpart of this Agreement for use as escrow instructions. Seller and Purchaser further agree to execute Escrow Agent’s usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Seller and Purchaser.

4.03	Purchaser’s Funds - Interest-Bearing.

Escrow Deposits shall be held in a federally insured interest-bearing account, with all accrued interest credited to the account of the Purchaser until Closing or termination of this Agreement, as the case may be. On any occasion when Escrow Agent is required to pay funds from the Escrow Deposit to either the Seller or Purchaser, it shall transmit such funds by check by United States overnight express mail or, if so instructed by the party entitled to the funds, by federal wire transfer.

4.04	Purchaser’s Deliveries to Escrow.

Purchaser shall, on or before the Closing, deliver to Escrow Agent the following:

A) the balance of the Purchase Price pursuant to Section 1.05(B);

B) a signed list of title exceptions which Purchaser approves pursuant to Section 2.01 (A);

C) a signed statement from Purchaser that the conditions of Section 2.01 have been approved or waived by Purchaser and that the conditions of Section 2.02 and have been satisfied or waived by Purchaser;

D) a counterpart original of the Assignment and Assumption of Lease, duly signed and acknowledged by Purchaser in a form attached hereto as Exhibit D.

4.05	Seller’s Deliveries to Escrow.

Seller shall, on or before the Closing, deliver to Escrow Agent the following documents:

A) the Deed, executed and duly acknowledged by Seller and acceptable for recording (registration);

B) Intentionally Omitted;

C) the original Lease (including all amendments);

D) a counterpart original of Assignment and Assumption of Lease, duly signed and acknowledged by Seller in a form attached hereto as Exhibit D;

E) such evidence or documents as may be reasonably required by the Purchaser or the title company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the sale of the Property;

F) written certifications of Seller dated no earlier than one (1) business day prior to the date of the Closing (with copies simultaneously telecopied to Purchaser) as to all the following matters:

1) the amount of all security and/or other deposits held by Seller from the Tenant with respect to the Lease;

2) the date to which rent has been paid for the Lease; and

3) all rent and other receivables due from the Tenant, if any.

G) a letter to the Tenant in the form attached hereto as Exhibit F (the “Tenant Notification Letter”) duly executed by Seller (which shall be dated by the Escrow Agent as of the date of Closing) and mailed to the Tenant;

4.06	Closing.

A) Closing under this Agreement shall take place ten (10) days after all of the conditions of Section 2.01 have been satisfied or waived by Purchaser, subject to Purchaser’s Closing Conditions in Section 2.02 being satisfied or waived by Purchaser, and subject to Seller’s Conditions in Section 2.03 being satisfied or waived by Seller.

B) Upon Closing, the Escrow Agent shall:

1) cause the Deed to be recorded(registered) in the jurisdiction where the Property is located;

2) deliver to Purchaser the following documents:

(a) Title Insurance Policy.

(b) Assignment and Assumption of Lease.

(c) Original Lease, and the Lease referenced in Section 3.01 signed by the Landlord designated therein.

(d) Copy of signed Tenant Notification Letters.

3) deliver to Seller:

(a) Assignment and Assumption of Lease.

4) after all necessary prorations, adjustments, deductions, and credits, as provided herein, disburse to Seller the balance of the Purchase Price.

4.07	Prorations.

A) Real Estate Taxes and Assessments.

1) All real and personal property taxes and current installments of special assessments for the tax year in which the Closing occurs, levied or assessed against the Real Property shall be prorated on a daily basis between Purchaser and Seller on the basis of the latest tax bills, as of the Closing Date.

2) If, at the time of Closing, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may be payable in annual or more frequent installments of which the first installment is then a charge or lien, or has been paid, then for the purpose of this Agreement, all unpaid installments of any such assessment, which are to become due and payable after Closing, shall be the obligation of the Purchaser, subject to pro-rations under paragraph 1) above for the tax year in which the Closing Date occurs.

B) Payments Under the Lease.

1) Definitions. - The following definitions shall apply under this paragraph B.

(a) “Rentals” shall mean fixed monthly or other periodic rent payments, percentage rent payments, rent increases, operating cost pass-throughs (including, but not limited to taxes, insurance and common area expenses) and all other sums and charges payable by a tenant under a lease.

(b) “Delinquents Rentals” are rentals due prior to the date of Closing, but not yet paid by Tenant.

(c) “Prepaid Rentals” shall mean Rental payments paid by Tenant as of the date of Closing to the extent attributable to periods after the date of Closing.

(d) “Retroactive Rentals” shall mean operating cost pass-throughs, percentage rent and other charges accrued but not yet payable by the Tenant to the extent attributable to periods prior to the date of Closing.

(e) “Security Deposits” shall mean all security deposits held by Landlord under the Lease.

2) Pro-ration of Rentals.

(a) Seller shall be entitled to all Rentals which accrue up to, but not including the date of Closing (the “Seller’s Share”). Purchaser shall be entitled to all Rentals which accrue as of the date of Closing and thereafter (the “Purchaser’s Share”).

(b) Purchaser shall receive a credit, at Closing, for all Prepaid Rentals.

In calculating the prorations under sub-paragraphs (a) and (b) above, the following shall apply:

(i) If a tenant has paid Seller Rentals for the cost of insurance which insurance covers a period which includes the period beginning on the date of Closing and thereafter, the Purchaser shall be entitled to a credit for the pro-rata portion of such Rentals computed on a daily basis for the period beginning on the date of Closing and thereafter.

(ii) If a tenant has paid Seller Rentals for estimated common area expenses during the year in which the Closing occurs and such tenant’s actual share of such expenses for such year up to and including the date before the Closing is less than the Rental payments for estimated common area expenses, then the Purchaser shall be entitled to a credit in the amount of the difference. However, if such tenant’s actual share of such expenses for such year up to and including the day before the Closing is more than the Rental payments for estimated common area expenses, the Purchaser shall pay the Seller the amount of such difference, as a Retroactive Rental under subparagraph (e) below.

(iii) If a tenant has paid Seller Rentals for real estate taxes, assessments and similar charges (collectively the “Taxes”), during the year in which the Closing occurs which Taxes cover a period which includes the period beginning on the date of Closing and thereafter, the Purchaser shall be entitled to a credit for a pro-rata portion of such Rentals computed on a daily basis for the period beginning on the date of Closing and thereafter.

(c) Seller shall not receive a credit, at Closing, for Seller’s Share of Delinquent Rentals. However, Purchaser shall pay to Seller, immediately, Seller’s Share of Delinquent Rentals, if and when collected by the Purchaser. Purchaser shall have no liability or obligation to Seller with respect to Seller’s Share of Delinquent Rentals, unless same is collected by the Purchaser. Seller is entitled to collect directly from the delinquent tenant, the Seller’s Share of Delinquent Rentals. Purchaser shall not compromise any of Seller’s rights to collect Seller’s Share of Delinquent Rentals. Both Seller and Purchaser shall cooperate in the collection of Delinquent Rentals.

(d) Seller shall not receive a credit, at Closing, for Seller’s Share of Retroactive Rentals. However, Purchaser shall pay to Seller, immediately, Seller’s share of Retroactive Rentals, if and when collected by the Purchaser. Purchaser shall have no liability or obligation to Seller with respect to Seller’s Share of Retroactive Rentals, unless same is collected by the Purchaser. Seller is entitled to collect directly from the Tenant the Seller’s Share of Retroactive Rentals. Purchaser shall not compromise any of Seller’s rights to collect Seller’s share of Retroactive Rentals. Both Seller and Purchaser shall cooperate in the collection of Retroactive Rentals.

(e) Purchaser shall receive a credit, at Closing, for all Security Deposits.

C) Utility Expenses. All utility charges for electricity, gas, sewer and water, not directly metered to a tenant shall be pro-rated as of the Closing on an accrual basis. Seller shall pay all such expenses which accrue up to and including the day prior to the Closing and Purchaser shall pay all such expenses on the day of Closing and thereafter. To the extent possible, Seller and Purchaser shall obtain billings and meter readings for the Closing to aid in such pro-rations.

4.08	Seller’s Closing Costs.

Escrow Agent shall charge the Seller out of the Purchase Price: (a) all transfer taxes; (b) any amount due Purchaser resulting from prorations; (c) one-half (1/2) of any escrow fee or escrow termination charge; and (d) cost of survey and title insurance.

4.09 Purchaser’s Closing Costs.

Purchaser shall pay for the following: (a) any amount due Seller resulting from prorations; and (b) one-half (1/2) of any escrow fee or escrow termination charge.

4.10 Termination of Escrow.

In the event the Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Seller, to the Seller, and deliver to Purchaser all documents, materials, and Escrow Deposit; provided, however, Seller shall be paid out of the Escrow Deposit any amount due under Section 2.04 captioned, “Consideration-Satisfaction of Conditions,” Section 1.13 captioned “Right of Entry,” and Section 6.01 herein captioned “Purchases, Default-Liquidated Damages.” The return of documents, materials, and funds, as aforementioned, shall not affect the right of either party to seek such legal or equitable remedies as such party may have with respect to the enforcement of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01	Seller’s Representations and Warranties.

(A) In consideration of Purchaser’s entering into this Agreement and as an inducement to Purchaser to purchase the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Purchaser (and the continued truth and accuracy of which shall constitute a condition precedent to Purchaser’s obligations hereunder):

1) Fee Ownership. Inmobiliaria PriceSmart, S.A. is the sole fee owner of the Property.

2) Authorization. PriceSmart, Inc. is a corporation organized and existing and is in good standing under the laws of the State of Delaware; Inmobiliaria PriceSmart, S.A. is qualified to do business in the country in which the Subject Property is located; that, subject to Section 2.03 of this Agreement, the persons signing this Agreement on behalf of Seller have been validly authorized to do so; no other action is requisite to the execution and delivery of this Agreement by Seller; and no consents or waivers of or by any third party are necessary to permit consummation by the Seller of the transactions contemplated herein. This Agreement has been, and all documents to be delivered by Seller, at Closing, will be authorized and properly executed and constitute or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

3) Threatened Actions. There are no actions, suits or proceedings pending against, or, to the best of Seller’s knowledge, threatened or affecting the Lease or the Subject Property, in law or equity.

4) Leases and Rent Roll. The documents constituting the Lease and Subleases that will be delivered to Purchaser will be true, correct and complete copies of all of the Lease and Subleases affecting the Real Property, including all amendments and guarantees. All information set forth in each Rent Roll is true, correct, and complete in all material respects as of its date. Except as set forth in the Rent Roll first delivered hereunder, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To the best of Seller’s knowledge, no tenants have asserted nor are there any defenses or offsets to rent currently accruing. Seller has not received any notice of any default or breach on the part of the landlord under any Lease, nor, to the best of Seller’s knowledge, does there exist any such default or breach on the part of the landlord. Except as set forth in the Rent Roll, all of the landlord’s obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

5) Operating Statements. The Operating Statements to be delivered to Purchaser pursuant to this Agreement show all items of income and expense (operating and capital) incurred in connection with Seller’s ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects.

6) Permits, Legal Compliance, and Notice of Defects. Seller has all licenses, permits and certificates necessary for the use and operation of the Real Property and believes, to the best of its knowledge, that all tenants have any required certificates of occupancy necessary for the occupancy of their stores, all of which are in full force and effect, and Seller has not taken or failed to take any action that would result in their revocation, and has not received any written notice of an intention to revoke any of them. To Seller’s knowledge, neither the Real Property nor the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering the Real Property. To Seller’s knowledge there are no material physical defects in the Improvements. Seller has not received any written notice from any insurance company or underwriter of any defects that would materially adversely affect the insurability of the Real Property or cause an increase in insurance premiums. Seller has received no written notice from any governmental authority or other person of, and has no knowledge of: (i) any violation of zoning, building, fire, health, environmental, or other statutes, ordinances, regulations or orders; (ii) any special tax or assessment to be levied against the Real Property; or (iii) any change in the tax assessment or zoning of the Real Property.

7) Environmental. To the best of Seller’s knowledge, there is no violation of Environmental Laws related to the Real Property or the presence or release of Hazardous

Materials on or from the Real Property. Seller has not manufactured, introduced, released or discharged from or onto the Real Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and Seller has not used the Real Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any environmental laws. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas-liquids, liquidated natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxins under any environmental law.

8) Utilities. To the best of Seller’s knowledge, all water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required for the normal and proper operation of the Real Property are installed and connected to the Real Property with valid permits, and are adequate to serve the Real Property for its current use and to permit full compliance with all requirements of law and the Leases; all permits and connection fees are fully paid; all utilities serving the Real Property enter it through publicly-dedicated roads or through currently effective public or private easements; no fact or condition exists which would result in the termination of such utilities services to the Real Property.

9) Condemnation. There are no pending, or, to the best of Seller’s knowledge, threatened proceedings in eminent domain, which would affect the Real Property, or any portion thereof.

10) No Contracts. At the Closing, there will be no contracts respecting maintenance or repair of the Real Property or performance of services on the Real Property by which the Purchaser would become obligated or liable to anyone.

11) Systems. Upon the Closing, all equipment, heating, air conditioning, plumbing and electrical systems shall be in good working order.

12) Title. Title to the Property will be conveyed by Seller free of any and all easements, licenses or other rights not disclosed by the public record.

(B) Change in Representations. The representations of Seller set forth above in paragraph (A) are made as of the date of execution of this Agreement and are intended to be true and correct as of the Closing. If, subsequent to the date of this Agreement and prior to the date of Closing, Seller determines that, as a result of facts or subsequent events discovered or arising after execution of this Agreement, any of such representations and warranties are no longer true and correct as of such subsequent date, Seller shall not be in breach of this Agreement, provided that Seller shall promptly and at least two (2) business days prior to Closing deliver notice to Purchaser in writing (“Change Notice”) of such facts or subsequent events and the effect on the applicable representation. Seller shall have the option, but not the obligation, to take steps to cure or correct the situation so that the affected representation will be true and correct as of the Closing, and, if Seller exercises such option, Seller shall identify the corrective action in the Change Notice. If Seller elects to undertake corrective action such that the affected representation will be true and correct as of the Closing, the parties shall proceed with performance under this Agreement and the Closing, provided Seller completes such corrective action prior to the Closing. If Seller does not elect in the Change Notice to undertake such corrective action, then, within fifteen (15) days after Purchaser’s receipt of the Change Notice, but in no event later than the Closing Date, Purchaser shall elect, by delivering written notice to the Seller either to: (1) proceed with performance of this Agreement and the Closing; or (2) terminate this Agreement and the Escrow for non-satisfaction of a condition. In the event of termination pursuant to this Section, the Escrow Deposit and the Initial Payment shall be returned to Purchaser and neither party shall have any further obligation hereunder.

5.02	Buyer’s Representations and Warranties.

In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Purchaser, Purchaser makes the following representations and warranties, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder):

Purchaser has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Purchaser is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

ARTICLE VI

REMEDIES

6.01	Purchaser’s Default. LIQUIDATED DAMAGES.

IT IS AGREED BY AND BETWEEN SELLER AND PURCHASER THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED BY SELLER IN THE EVENT OF PURCHASER’S DEFAULT AND FAILURE TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT. ACCORDINGLY, PURCHASER AND SELLER AGREE THAT IN THE EVENT THAT, AFTER ALL CONDITIONS ARE SATISFIED OR WAIVED, PURCHASER SHOULD DEFAULT AND FAIL TO CLOSE ESCROW UNDER THE TERMS OF THIS AGREEMENT, PURCHASER SHALL BE LIABLE TO SELLER FOR LIQUIDATED DAMAGES IN THE AMOUNT OF FIFTY THOUSAND DOLLARS ($50,000). PURCHASER AND SELLER AGREE THAT SAID AMOUNT IS REASONABLE UNDER THE CIRCUMSTANCES OF THIS TRANSACTION. SELLER SHALL HAVE NO OTHER RIGHTS OR REMEDIES AGAINST PURCHASER EXCEPT AS PROVIDED IN SECTION 1.13.

The Price Group, LLC		PriceSmart, Inc.

By:	/s/ JAMES CAHILL	By:	/s/ ROBERT M. GANS
Its:	Manager	Its:	Exec. Vice President

6.02	Seller’s Default.

If Seller defaults under this Agreement Purchaser shall be entitled to the return of the Initial payment plus interest, as set forth in Section 1.05(A) of this Agreement and the Escrow Deposit.

6.03	Curing Default.

In the event of a default by either party, the other party shall not be entitled to exercise any remedy for such default unless a notice of default is sent to the defaulting party and the defaulting party fails to cure such default within seven (7) days after receipt of such notice of default.

6.04	Seller’s Indemnification.

Seller hereby agrees to indemnify, defend and hold harmless Purchaser, from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs and expenses, including without limitation, attorneys’ fees, whether direct, contingent or consequential, incurred by Purchaser relating to the Subject Property and arising or accruing from acts, occurrences or matters that take place on or before the Closing Date except for matters with respect to the acts or omissions of Purchaser or its agents or independent contractors, Seller agrees to pay, at its sole cost and expense, when due, any and all brokerage and/or leasing commissions heretofore or hereafter incurred in connection with any lease or any renewal or extension thereof, entered into with respect to the Subject Property or any portion thereof which are attributable to leasing activities occurring prior to the Closing.

6.05	Purchaser’s Indemnification

Purchaser hereby agrees to indemnify, defend and hold harmless Seller, from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs and expenses, including without limitation, attorneys’ fees, whether direct, contingent or consequential, incurred by Seller relating to the Subject Property and arising or accruing from acts, occurrences or matters that take place after the Closing Date except for obligations of Seller under the New Lease and other contractual obligations of Seller and except for matters with respect to the acts or omissions of Seller or its agents or independent contractors, Purchaser agrees to pay, at its sole cost and expense, when due, any and all brokerage and/or leasing commissions heretofore or hereafter incurred in connection with any lease or any renewal or extension thereof, entered into with respect to the Subject Property or any portion thereof which are attributable to leasing activities occurring after to the Closing

ARTICLE VII

MISCELLANEOUS

7.01	Risk of Loss.

A) Until Closing, the risk of loss or damage to the Property or any portions thereof by fire, casualty, or any other cause, is assumed by Seller. If such loss or damage shall occur and the reasonably estimated cost to repair same does not exceed One Hundred Thousand Dollars ($100,000), then the Seller, at its sole cost and expense, shall immediately and with due diligence repair such damage and the Closing shall be postponed until the Property is repaired to its conditioned prior to the damage. If such loss or damage shall occur and the estimated cost to repair exceeds One Hundred Thousand Dollars ($100,000), Purchaser shall have the option to terminate this Agreement and receive the return of the Initial Payment (plus interest thereon) and Escrow Deposit unless Seller agrees at its option to repair such damage in which case the Closing shall be postponed until such repairs are complete.

B) If, at or prior to the Closing, the Property or any portions thereof shall be condemned or taken pursuant to any governmental or other power of eminent domain, or if any written notice of any such taking or condemnation is issued, or proceeding instituted, then in any such events, the Purchaser shall have the option to terminate this Agreement and receive the return of the Escrow Deposit, or in the alternative, Purchaser may elect to proceed to close, with the Purchaser entitled to receive the entire condemnation award, including any portion thereof paid to the Seller.

7.02	Notices.

All waivers, elections, options, notices, demands, and consents which either party may be required or may desire to give under this Agreement (“Notice”) shall be in writing and shall be effective when telecopied to the fax numbers indicated below, when personally delivered, or when deposited in an official United States Postal Service office or branch or official depository maintained by the United States Postal Service, by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

To Purchaser at:	The Price Group, LLC
Attn: Joseph Satz
7979 Ivanhoe Ave. Suite 520
La Jolla California
fax (858)551-2314

To Seller at:	PriceSmart Inc.
Attn: Robert Gans
9740 Scranton Road
San Diego California 92121-1745
FAX (858) 404-8828

or such other address as either party may hereafter indicate by written notice to the other.

Notice also may be given by Fed Ex or other overnight courier service, in which event such Notice shall be deemed given on delivery to such courier service.

7.03	Attorneys’ Fees.

If either party hereto files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by the Escrow Agent, then as between Purchaser and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys’ fees to be fixed by the court. The “prevailing party” shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover costs shall not be entitled to recover attorneys’ fees.

7.04	Brokers.

Seller and Purchaser each represent to the other that neither has nor shall have any obligation to any broker or finder in connection with this transaction, and that no fee or commission is due any broker, finder, or similar person in connection herewith. Seller and Purchaser each indemnifies the other and agrees to hold the other harmless from and against any and all claims, demands, liabilities, lawsuits, costs, and expenses (including reasonable attorneys’ fees) for any fee or commission due to any other broker, finder, or similar person in connection with this transaction and arising out of the act of the indemnifying party.

7.05	Integration.

This Agreement and the exhibits attached hereto shall constitute the entire Agreement between Seller and Purchaser and supersede any and all prior written or oral agreements, representations, and warranties between and among the parties and their agents, all of which are merged into or revoked by this Agreement, with respect to its subject matter.

7.06	Modification.

No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

7.07	Severability.

In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other term, covenant, condition, provision, or agreement contained herein.

7.08	Governing Law.

This Agreement and the obligation of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

7.09	Arbitration

All disputes, controversies, or claims between Purchaser and Seller pertaining to this Agreement, shall be resolved by binding arbitration in accordance with the laws of the State of California. The arbitration shall be administered by the American Arbitration Association (“AAA”) pursuant to its rules most applicable to the particular claims being made, as determined by the AAA, and as then in effect, except as otherwise provided herein. Any arbitration shall be held in San Diego, California, before three independent and neutral arbitrators appointed under the applicable AAA rules. The arbitrators shall determine the arbitrability of all disputes, claims and/or issues between the parties hereto. The parties shall be entitled to discovery sufficient to adequately arbitrate the claims and defenses, including access to essential documents and witnesses, as determined by the arbitrator. The arbitrators shall issue a written arbitration decision that will reveal the essential findings and conclusions on which the award is based.

Subject to limited judicial review pursuant to California Code of Civil Procedure Section 1286.2, the award of the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made within reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based upon such claim, dispute or other matter would be barred by the applicable statute of limitations.

7.109	Terminology.

All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. “Business Day” means other than Saturday, Sunday, or holiday. In the event that the time for performance of an act under this Agreement falls on a Saturday, Sunday, or holiday, the date for performance of such act shall be extended to the next business day.

7.11	Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one agreement by each of the parties hereto to be effective as of the Effective Date.

7.12	Binding Effect.

Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.13	Assignment.

Prior to Closing, Purchaser may assign its rights and obligations under this Agreement in which case such assignor will be relieved of all of its obligations herein.

7.14	Survival of Provisions.

All of Seller’s covenants, representations and warranties herein are specifically intended to survive Closing.

7.15	Captions.

Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provisions hereof. All reference to section numbers herein shall mean the sections of this Agreement.

7.16	Exhibits.

The following exhibits are attached hereto:

Exhibit A	-	Legal Description of Real Property.

Exhibit B	-	Site Plan of Real Property.

Exhibit C	-	New Lease – Certain Provisions.

Exhibit D	-	Form of Assignment and Assumption of Lease.

Exhibit E	-	Intentionally Omitted.

Exhibit F	-	Form of Tenant Notification Letter.

Exhibit G	-	Form of Guaranty of Lease.

Executed as of the date first written above.

PURCHASER		SELLER

The Price Group, LLC		PriceSmart, Inc., as agent on behalf of its wholly-owned subsidiary PriceSmart Inmobiliaria, S.A.

By:	/s/ JAMES CAHILL	By:	/s/ ROBERT M. GANS
Its:	Manager	Its:	Exec. Vice President

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT A

Portion of the land identified as Parcel N°7-C-8-I, Distrito Catastral N°08, Municipio de Santiago de los Caballeros, Sectión J de Rincón Largo, Provincia de Santiago de los Caballeros, and being described in Certificado de Titulo N°174, issued by the Registrador de Titulos del Departamento de Santago, dated April 27, 2000 and recorded under Libro No. 140, Folio 208, and being described as north Avenida Estrella Sadhalá and Parcel N° 7-C-8-I (resto), east Avenida Estrella Sadhalá, south Parcela N°7-C-8-I (resto) and Arroyo Gurabo and west Parcel N°7-C-8-I (resto).

EXHIBIT B

SITE PLAN OF REAL PROPERTY

EXHIBIT B

[GRAPHIC]

EXHIBIT C

New Lease – Certain Provisions

(a)	Term: Twenty years, with one five-year option upon the same terms and conditions.

(b)	Rent: Annual rental of 10% of the purchase price, payable in equal monthly installments; after the first year rental increases of 2% per year, likewise payable in equal monthly installments. All rent payments shall be made in US dollars.

(c)	Other Payments: Lease shall be “triple net”.

(d)	Use: For commercial activities (illegal activities prohibited); no continuous operation obligation.

(e)	Assignment/Subletting: PriceSmart may assign or sublet the Lease, with Trust’s consent not to be unreasonably withheld.

(f)	Alterations: Changes to leasehold improvements may be made, but all such changes shall be of comparable quality as existing improvements; any changes costing in excess of $50,000 must be approved by Landlord; such approval not to be unreasonably withheld.

(g)	Maintenance: Leasehold improvements to be maintained in good condition, ordinary wear and tear excepted. Tenant is responsible for all repairs and replacement both ordinary and extraordinary.

(h)	Remedies: Lease to be governed by California law. To the extent feasible, in the event of a dispute between the parties said dispute shall be resolved by binding arbitration before the American Arbitration Association, in San Diego, California, the prevailing party to be entitled to attorneys’ fees and costs.

(i)	First Right of Refusal: PriceSmart to have a right of first refusal to purchase the Real Property.

EXHIBIT D

AGREEMENT FOR ASSIGNMENT AND ASSUMPTION OF LEASES

This Agreement for Assignment and Assumption of Lease (the “Agreement”) is made by and between                                     , a                                  (“Assignee”) and                                                                  , a                      corporation (“Assignor”), as of this              day of                     , 20    , with reference to the following facts:

A. Assignor is the owner of all the lessor’s rights, title and interest in and to that certain lease described in Exhibit A attached hereto, which Exhibit is incorporated herein by reference (the “Lease”), all of which encumbers the real property described on Exhibit B attached hereto (the “Real Property”).

B. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Escrow Instructions dated                         , 20     (the “Purchase Agreement”), pursuant to which Assignee agreed, inter alia, to purchase the Real Property, all on the terms and subject to the conditions more particularly set forth in the Purchase Agreement.

C. Under the terms of the Purchase Agreement, Assignor and Assignee are obligated to execute and deliver this Agreement prior to or at the close of escrow described therein.

NOW, THEREFORE, on the basis of the foregoing facts, in order to satisfy the obligations of Assignor and Assignee under the Purchase Agreement and in consideration of the covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. Assignment and Assumption. Assignor does hereby assign, transfer, set over, and deliver to Assignee all of Assignor’s rights, benefits and privileges thereunder, subject to all of the terms, conditions, reservations and limitations set forth in the Lease, and Assignee does hereby accept such assignment and agree to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor contained in or pursuant to the Lease arising or accruing on or after the Effective Date as provided in Paragraph 4 below.

2. Indemnity Regarding Lease.

A) Assignor agrees to indemnify Assignee and hold Assignee harmless from all claims and demands made by the tenant under the Lease and any damages arising out of such claims and demands due to a default by the Assignor under such Lease, which accrues or takes place prior to the Effective Date.

B) Assignee agrees to indemnify Assignor and hold Assignor harmless from all claims and demands made by the tenant under the Lease and any damages arising out of such claims and demands due to a default by the Assignee under such Lease, which accrues or takes place after the Effective Date.

C) Assignee agrees to indemnify Assignor and hold the Assignor harmless from all claims and demands made by the tenant under the Lease and any damages arising out of a security deposit of such tenant to the extent such security deposit is assigned, delivered, or credited to the Assignee at the time of Closing.

3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, assigns and representatives of the parties hereto.

4. Effective Date. This instrument shall become effective on the close of escrow under the Purchase Agreement (the “Effective Date”).

5. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California

6. Entire Agreement. This Agreement contains the entire agreement between Assignor and Assignee respecting the subject matter hereof, and any agreement or representation respecting the subject matter hereof of the duties of either Assignor or Assignee in relation thereto not expressly set forth herein or in the Purchase Agreement is null and void. This Agreement may not be amended except in a writing signed by the parties hereto.

7. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one Agreement.

8. Attorneys’ Fees. Should any litigation be commenced between the parties hereto to determine or enforce the rights or either party under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to court costs and reasonable attorneys’ fees as determined by the court.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

By:	By:

Its:	Its:

EXHIBIT F

FORM OF TENANT NOTIFICATION LETTER

                    , 20

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

_____________________________

_____________________________

_____________________________

_____________________________

RE:	; LEASE DATED , 20 BETWEEN (“LANDLORD”) AND (“TENANT”)

Dear                         :

This is to notify you that                      (“        ”), the current landlord under the above captioned lease has sold its interest in the property commonly known as the                      and located at                     , and has assigned its interest as landlord under your lease to the new owner,                      (“                ”),                 has also transferred to                      the security deposit held by                  under the lease in the amount of $               (if none, so state). No claims have been made against the security deposit (if a claim has been made, so state).

Except as noted below, please direct all future rental and other payments and communications under your lease to:

___________________________________

___________________________________

___________________________________

Sincerely,

(Company)

By:

Its:

EXHIBIT G

GUARANTY OF LEASE

(FORM – 11/9/00)

This Guaranty of Lease (“Guaranty”) dated as of                     , 20040, is executed by                             , a                      Corporation (“Guarantor”) in favor of                                 , a                      Corporation (“Landlord”).

RECITALS

A) Landlord and                     , a                  Corporation (“Tenant”) have entered into a Lease dated as of                     (the “Lease”) whereby Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain premises including a building of approximately                  square feet of floor area (the “Premises”) located at                         ,                 , a copy of which has been delivered to the Guarantor.

B) As a condition to entering into the Lease, Landlord has required that Guarantor execute and deliver to the Landlord this Guarantee.

Now therefore, in consideration of Landlord entering into the Lease with the Tenant, the Guarantor covenants and agrees as follows:

1.	Guaranty.

Guarantor absolutely and unconditionally guarantees to Landlord the timely payment of all amounts that Tenant may at any time owe under the Lease, or any extension, renewals, or modifications of the Lease. Guarantor further guarantees to Landlord the full, faithful, and timely performance by Tenant of the Lease, or any extensions, renewals, or modifications of the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs, or charges, or in the performance of any covenant or obligation under the Lease, then Guarantor, at Guarantor’s expense, shall on demand by Landlord fully and promptly pay all rent, sums, costs, and charges to be paid and perform all other covenants and obligations to be performed by Tenant pursuant to the Lease. In addition, Guarantor shall on demand by Landlord pay to Landlord all sums due to Landlord, including, without limitation, all interest on past due obligations of Tenant, costs advanced by Landlord, damages, and all expenses (including, without limitation, court costs and reasonable attorney fees) that may arise in consequence of Tenant’s default.

2.	Waivers.

Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor’s liability under this Guaranty, to:

(a) consent to any extension, accelerations, or other changes in the time for any payment provided for in the Lease, or consent to any other alteration of any covenant, term, or condition of the lease in any respect, and to consent to any assignment, subletting, or reassignment of the Lease;

(b) take and hold security for any payment provided for in the Lease or for the performance of any covenant, term, or condition of the Lease, or exchange, waive, or release any security; and

(c) apply this security and direct the order or manner of its sale as Landlord may determine. Not withstanding any termination, renewal, extension or holding over of the Lease, this Guaranty of Lease shall continue until all of the covenants and obligations on the part of Tenant to be performed have been fully completely performed by Tenant and Guarantor shall not be released of any obligation or liability under this Guaranty so long as there is any claim against Tenant arising out of the Lease that has not been settled or discharged in full.

3.	Independent Obligations.

The obligations of Guarantor under this Guaranty are independent of, and may exceed, the obligations of Tenant. A separate action may, at Landlord’s option, be brought and prosecuted against Guarantor, whether or not any Tenant is joined in any action, and Guarantor may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with, or based upon the Lease. Guarantor waives any right to :

(a) require Landlord to proceed against Tenant or any other person or entity or pursue any other remedy in Landlord’s power;

(b) complain of delay in the enforcement of Landlord’s right under the Lease; and

(c) require Landlord to proceed against or exhaust any security held form Tenant or Guarantor. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause of the liability to Tenant. Guarantor waives all demands upon and notices to Tenant and to Guarantor, including, without limitation, demands for performance, notices of nonperformance, notices of non-payment, and notices of acceptance of this Guaranty of Lease.

4.	Intentionally Omitted.

5.	No Reporting Duty.

Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform Tenant’s obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information that Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform such obligations.

6.	Continuing Guaranty.

This Guaranty shall remain in full force notwithstanding the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief act or statute, whether now existing or later amended or enacted, or the disaffirmance of the Lease in any action or otherwise.

7.	Joint and Several Obligations.

If this Guaranty of Lease is signed, or if the obligations of Tenant are otherwise guaranteed, by more than one party, their obligations shall be joint and several, and the release or limitation of liability of any one or more of the guarantors shall not release or limit the liability of any other guarantors.

8.	Successors and Assigns.

This Guaranty of Lease shall be binding upon Guarantor and Guarantor’s heirs, administrators, personal and legal representatives, successors, and assigns, and shall inure to the benefit of Landlord and Landlord’s successors and assigns. Landlord may, without notice, assign this Guaranty of Lease, the Lease, or the rents and other sums payable under the Lease, in whole or in part.

9.	Guaranty of Costs and Fees.

In addition to the amounts guaranteed, Guarantor agrees to pay reasonable attorney fees and all other costs and expenses incurred by Landlord in enforcing this Guaranty of Lease or in any action or proceeding arising out of, or relating to, this Guaranty of Lease.

10.	Governing Law.

This Guaranty of Lease shall be deemed to be made under and shall be governed by Massachusetts law in all respects, including matters of construction, validity, and performance, and the terms and provisions of this Guaranty may not be waived, altered, modified, or amended except in a writing signed by an authorized officer of Landlord and by Guarantor.

11.	Severance.

If any of the provisions of this Guaranty of Lease shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty of Lease shall be construed as if it did not contain those provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

12.	Counterparts.

This Guaranty of Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

Guarantor has executed this Guaranty as of this date first written above.

GUARANTOR

By:

Its: